Exhibit 99.4

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

Introduction

On April 16, 2021, Fathom Holdings Inc. (“Fathom” or the “Company”) completed its acquisition of E4:9 Holdings, Inc. (“E4:9”), pursuant to the Agreement and Plan of Merger by and among the Company, Fathom Merger Sub A, Inc., Fathom Merger Sub B, LLC, E4:9 Holdings, Inc., The Stockholders Named Herein (the “Sellers”) and Paul Marsh in his capacity as Stockholder Representative, dated as of April 13, 2021 (the “Merger Agreement”). The transactions contemplated by the Merger Agreement are referred to herein as the “Acquisition.”

In connection with the closing of the Acquisition, the Company transferred to Sellers consideration of $9,824,509 in cash, subject to customary working capital adjustments, as well as shares of the Company’s common stock having an aggregate value of approximately $16,633,713, for an aggregate estimated purchase price of $26,458,222.

The following unaudited pro forma condensed combined balance sheet as of March 31, 2021 assumes that the Acquisition was completed on March 31, 2021. The following unaudited pro forma condensed combined statements of operations for the three months ended March 31, 2021 and for the year ended December 31, 2020 assume that the Acquisition was completed on January 1, 2020.

E4:9 was formed on January 1, 2020 through the contribution of the ownership interests of Dagley Insurance Agency, LLC (“DIA”), Real Systems Sales Results, LP (“RSSR”), RSR CO Management, LLC (“RSR”), Encompass Lending Management, LLC (“ELM”) and Encompass Lending Group, LP (“ELG”). As of December 31, 2020, E4:9 owned 100% of its subsidiaries DIA, RSSR, RSR and ELM and 89% of ELG. On August 1, 2020, DIA acquired the assets and liabilities of Dagley Insurance and Financial Services (“DIFS”) (the “DIFS Acquisition”) and the DIFS Acquisition was accounted for as a business combination under ASC Topic 805, Business Combinations. On April 1, 2021, E4:9 purchased the remaining partnership interests of ELG for a purchase price of $1,276,210 through the issuance of notes payable. The unaudited condensed pro forma balance sheet as of March 31, 2021 assumes the purchase of the remaining partnership interests of ELG was completed on March 31, 2021 and the unaudited pro forma condensed combined statement of operations for the three months ended March 31, 2021 and for the fiscal year ended December 31, 2020 assume the DIFS Acquisition and the purchase of the remaining partnership interests of ELG were completed on January 1, 2020.

The unaudited pro forma condensed combined financial statements have been presented for illustrative purposes only and do not necessarily reflect what the Company’s financial condition or results of operations would have been had the Acquisition occurred on the dates indicated. Further, the unaudited pro forma condensed combined financial information also might not be useful in predicting the future financial condition and results of operations of the Company. The actual financial position and results of operations might differ significantly from the pro forma amounts reflected herein due to a variety of factors. The unaudited pro forma adjustments represent management’s estimates based on information available as of the date of these unaudited pro forma condensed combined financial statements and are subject to change as additional information becomes available and analyses are performed.

Unaudited Pro Forma Condensed Combined Balance Sheet

As of March 31, 2021

	Historical Fathom	Pro Forma E4:9	Transaction Accounting Adjustments		Pro Forma Combined
ASSETS
Current assets:
Cash and cash equivalents	$24,918,369	$2,518,325	$(9,824,509)	A	$17,812,185
Restricted cash	992,205	253,848	—		1,246,053
Accounts receivable	1,629,028	596,980	—		2,226,008
Agent annual fees receivable, net	455,437	—	—		455,437
Mortgage loans held for sale	—	10,030,015	—		10,030,015
Derivative assets	—	241,035	—		214,035
Prepaid and other current assets	615,454	—	—		615,454
Total current assets	28,610,493	13,640,203	(9,824,509)		32,426,187
Property and equipment, net	538,768	358,791	—		897,559
Lease right of use assets	2,223,059	1,567,003	—		3,790,062
Intangible assets, net	4,925,696	4,506,036	7,203,964	B	16,635,696
Goodwill	1,008,268	—	11,165,773	C	12,174,041
Other assets	57,186	62,560	—		119,746
Total assets	$37,363,470	$20,134,593	$8,545,228		$66,043,291

LIABILITIES AND STOCKHOLDERS EQUITY (DEFICIT)
Current liabilities:
Accounts payable and accrued liabilities	$3,262,188	$296,816	$—		$3,559,004
Accrued liabilities	2,083,119	337,015	83,443	D	2,503,577
Escrow liabilities	990,774	—	—		990,774
Derivative liabilities	—	241,726	—		241,726
Warehouse lines of credit	—	9,504,850	—		9,504,850
Long-term debt - current portion	244,922	795,942	(795,942)	E	244,922
Lease liability - current portion	252,404	308,177	—		560,581
Total current liabilities	6,833,407	11,484,526	(712,499)		17,605,434
Long-term debt, net of current portion	260,538	6,086,843	(6,011,243)	E	336,138
Lease liability, net of current portion	1,976,087	1,281,924	—		3,258,011
Total liabilities	9,070,032	18,853,293	(6,723,742)		21,119,583

Stockholders' Equity (Deficit)
Common stock / members’ equity	—	1,281,300	(1,281,300)	F	—
Treasury Stock	(30,000)	—	—		(30,000)
Additional paid-in capital	39,211,307	—	16,633,713	A	55,845,020
Accumulated deficit	(10,887,869)	—	(83,443)	D	(10,971,312)
Total stockholders' equity	28,293,438	1,281,300	15,268,970		44,843,708
Total liabilities and stockholders' equity	$37,363,470	$20,134,593	$8,545,228		$66,043,291

Unaudited Pro Forma Condensed Combined Statements of Operations

For the Three Months Ended March 31, 2021

	Historical Fathom	Pro Forma E4:9	Transaction Accounting Adjustments		Pro Forma Combined
Revenue	$49,645,489	$3,765,703	$—		$53,411,192
Operating expenses	53,094,563	4,168,186	155,898	AA	57,418,647
Loss from operations	(3,449,074)	(402,483)	(155,898)		(4,007,455)

Other expense (income), net
Gain on extinguishment of debt	(50,936)	(474,259)	—		(525,195)
Interest expense, net	1,312	154,386	—		155,698
Other income, net	(4,732)	(42,038)	—		(46,770)
Other income, net	(54,356)	(361,911)	—		(416,267)

Loss from operations before income taxes	(3,394,718)	(40,572)	(155,898)		(3,591,188)
Income tax (expense) benefit	(5,000)	—	45,139	CC	(40,139)
Net loss	$(3,399,718)	$(40,572)	$(110,759)		$(3,551,049)

Basic and diluted net loss per common share	$(0.25)				$(0.25)
Basic and diluted weighted average common shares outstanding	13,450,111		513,862	DD	13,963,973

Unaudited Pro Forma Condensed Combined Financial Statements of Operations

For the Year Ended December 31, 2020

	Historical Fathom	Pro Forma E4:9	Transaction Accounting Adjustments		Pro Forma Combined
Revenue	$176,784,060	$15,056,994	$—		$191,841,054
Operating expenses	178,059,084	13,199,545	733,949	AA	192,076,021
			83,443	BB
(Loss) income from operations	(1,275,024)	1,857,449	(817,392)		(234,967)

Other expense (income), net
Interest expense, net	84,031	681,564	—		765,595
Other income, net	(10,000)	(315,154)	—		(325,154)
Other expense (income), net	(74,031)	366,410	—		440,441

(Loss) income from operations before income taxes	(1,349,055)	1,491,039	(817,392)		(675,408)
Income tax (benefit) expense	(8,471)	—	155,740	CC	147,269
Net (loss) income	$(1,340,584)	$1,491,039	$(973,132)		$(822,677)

Basic and diluted net loss per common share	$(0.12)				$(0.07)
Basic and diluted weighted average common shares outstanding	11,404,262		513,862	DD	11,918,124

Note 1 — Basis of Presentation

On April 16, 2021 (the “Closing Date”), Fathom Holdings Inc. (the “Company”) completed its acquisition of E4:9 Holdings, Inc. (“E4:9”), pursuant to the Agreement and Plan of Merger by and among the Company, Fathom Merger Sub A, Inc., Fathom Merger Sub B, LLC, E4:9 Holdings, Inc., The Stockholders Named Herein (the “Sellers”) and Paul Marsh in his capacity as Stockholder Representative, dated as of April 13, 2021 (the “Merger Agreement”). The transactions contemplated by the Merger Agreement are referred to herein as the “Acquisition.”

The unaudited pro forma condensed combined balance sheet as of March 31, 2021 assumes that the Acquisition occurred on March 31, 2021. The unaudited pro forma condensed combined statements of operations for the three months ended March 31, 2021 and the year ended December 31, 2020 assume the Acquisition occurred on January 1, 2020.

E4:9 was formed on January 1, 2020 through the contribution of the ownership interests of Dagley Insurance Agency, LLC (“DIA”), Real Systems Sales Results, LP (“RSSR”), RSR CO Management, LLC (“RSR”), Encompass Lending Management, LLC (“ELM”) and Encompass Lending Group, LP (“ELG”). As of December 31, 2020, E4:9 owned 100% of its subsidiaries DIA, RSSR, RSR and ELM and 89% of ELG. On August 1, 2020, DIA acquired the assets and liabilities of Dagley Insurance and Financial Services (“DIFS”) (the “DIFS Acquisition”) and the DIFS Acquisition was accounted for as a business combination under ASC Topic 805, Business Combinations. On April 1, 2021, E4:9 purchased the remaining partnership interests of ELG for a purchase price of $1,276,210 through the issuance of notes payable. The unaudited pro forma balance sheet as of March 31, 2021 assumes the purchase of the remaining partnership interests of ELG was completed on March 31, 2021 and the unaudited pro forma condensed combined statement of operations for the three months ended March 31, 2021 and for the fiscal year ended December 31, 2020 assume the DIFS Acquisition and the purchase of the remaining partnership interests of ELG were completed on January 1, 2020.

The unaudited pro forma condensed combined balance sheet as of March 31, 2021 has been prepared using, and should be read in conjunction with, the following:

•	Fathom’s unaudited condensed consolidated balance sheet as of March 31, 2021 and the related notes incorporated by reference; and

•	E4:9’s unaudited condensed consolidated balance sheet as of March 31, 2021 and the related notes included in this Form 8-K/A.

The unaudited pro forma condensed combined statement of operations for the three months ended March 31, 2021 has been prepared using, and should be read in conjunction with, the following:

•	Fathom’s unaudited condensed consolidated statement of operations for the three months ended March 31, 2021 and the related notes incorporated by reference; and

•	E4:9’s unaudited condensed consolidated statement of operations for the three months ended March 31, 2021 and the related notes included in this Form 8-K/A.

The unaudited pro forma condensed combined statement of operations for the year ended December 31, 2020 has been prepared using, and should be read in conjunction with, the following:

•	Fathom’s audited consolidated statement of operations for the year ended December 31, 2020 and the related notes incorporated by reference; and

•	E4:9’s audited consolidated statement of operations for the year ended December 31, 2020 and the related notes included in this Form 8-K/A.

Management has made significant estimates and assumptions in its determination of the pro forma adjustments. As the unaudited pro forma condensed combined financial information has been prepared based on these preliminary estimates, the final amounts recorded might differ materially from the information presented.

The unaudited pro forma condensed combined financial information does not give effect to any anticipated synergies, operating efficiencies, tax savings, or cost savings that may be associated with the Acquisition.

The pro forma adjustments reflecting the consummation of the Acquisition are based on certain currently available information and certain assumptions and methodologies that the Company believes are reasonable under the circumstances. The unaudited condensed combined pro forma adjustments, which are described in the accompanying notes, may be revised as additional information becomes available and is evaluated. Therefore, it is likely that the actual adjustments will differ from the pro forma adjustments and it is possible the difference may be material. The Company believes that its assumptions and methodologies provide a reasonable basis for presenting all of the significant effects of the Acquisition based on information available to management at this time and that the pro forma adjustments give appropriate effect to those assumptions and are properly applied in the unaudited pro forma condensed combined financial information.

The unaudited pro forma condensed combined financial information is not necessarily indicative of what the actual results of operations and financial position would have been had the Acquisition taken place on the dates indicated, nor are they indicative of the future consolidated results of operations or financial position of the combined company. The unaudited pro forma condensed combined financial information should be read in conjunction with the historical financial statements and notes thereto of Fathom and E4:9.

Note 2 — Accounting Policies

The Company continues to perform a comprehensive review of the two entities’ accounting policies. As a result of the review, management may identify differences between the accounting policies of the two entities which, when conformed, could have a material impact on the financial statements of the combined company.

Note 3 — Pro forma Adjustments to Historical Information of E4:9

The following table presents the pro forma balance sheet for E4:9 as of March 31, 2021

	Historical E4:9	Pro Forma Adjustments		Pro Forma Combined
ASSETS
Current assets:
Cash and cash equivalents	$2,518,325	$—		$2,518,325
Restricted cash	253,848	—		253,848
Accounts receivable	596,980	—		596,980
Mortgage loans held for sale	10,030,015	—		10,030,015
Derivative assets	241,035	—		241,035
Total current assets	13,640,203			13,640,203
Property and equipment, net	358,791	—		358,791
Lease right of use assets	1,567,003	—		1,567,003
Intangible assets, net	4,506,036	—		4,506,036
Other assets	62,560	—		62,560
Total assets	$20,134,593	$—		$20,134,593

LIABILITIES AND MEMBERS’ EQUITY
Current liabilities:
Accounts payable and accrued liabilities	$296,816	$—		$296,816
Accrued liabilities	337,015	—		337,015
Derivative liabilities	241,726	—		241,726
Warehouse lines of credit	9,504,850	—		9,504,850
Long-term debt - current portion	795,942	—		795,942
Lease liability - current portion	308,177	—		308,177
Total current liabilities	11,484,526	—		11,484,526
Long-term debt, net of current portion	4,810,633	1,276,210	(1)	6,086,843
Lease liability, net of current portion	1,281,924	—		1,281,924
Total liabilities	17,577,083	1,276,210		18,853,293

Members' Equity:
E4:9 Holdings, LLC members’ equity	2,321,012	(1,039,712	)(1)	1,281,300
Noncontrolling interest	236,498	(236,498	)(1)	—
Total member' equity	2,507,510	(1,276,210)		1,281,300
Total liabilities and members' equity	$20,134,593	$—		$20,134,593

(1)       Represents the purchase of the remaining 11% partnership interest in Encompass Lending Group, LP.

The following table presents the pro forma statement of operations for E4:9 for the three months ended March 31, 2021

	Historical E4:9	Pro Forma Adjustments		Pro Forma Combined
Revenue	$3,765,703	$—		$3,765,703
Operating expenses	4,168,186	—		4,168,186
Loss from operations	(402,483)	—		(402,483)

Other expense (income), net
Gain on extinguishment of debt	(474,259)			(474,259)
Interest expense, net	154,386	—		154,386
Other income, net	(42,038)	—		(42,038)
Other income, net	(361,911)	—		(361,911)

Net loss	(40,572)	—		(40,572)
Less: Net loss attributable to noncontrolling interests	(4,463)	4,463	(1)	—
Net loss attributable to controlling interest	$(36,109)	$(4,463)		$(40,572)

(1)	Reflects the elimination of the historical net loss attributable to noncontrolling interests to reflect E4:9’s purchase of the remaining partnership interests of ELG as if the purchase occurred on January 1, 2020.

The following table presents the pro forma statement of operations for E4:9 for the year ended December 31, 2020

	Historical E4:9	Pro Forma Adjustments		Pro Forma Combined
Revenue	$12,037,443	$3,019,551	(1)	$15,056,994
Operating expenses	9,883,067	2,763,200	(1)	13,199,545
		553,278	(2)
Income (loss) from operations	2,154,376	(296,927)		1,857,449

Other expense (income), net
Interest expense, net	674,634	6,930	(3)	681,564
Other income, net	(305,728)	(9,426	)(1)	(315,154)
Other expense (income), net	368,906	(2,496)		366,410

Net income	1,785,470	(294,431)		1,491,039
Less: Net income attributable to noncontrolling interests	207,179	(207,179	)(4)	—
Net income attributable to controlling interest	$1,578,291	$(87,252)		$1,491,039

(1)	Reflects the revenue and expenses of DIFS for the period January 1, 2020 through July 31, 2020.
(2)	Reflects the pro forma amortization expense for the period January 1. 2020 through July 31, 2020 for the identifiable intangible assets recorded as if the DIFS Acquisition occurred on January 1, 2020.
(3)	Reflects pro forma interest expense on the seller financing portion of the purchase consideration for the DIFS Acquisition.
(4)	Reflects the elimination of the historical net income attributable to noncontrolling interests to reflect E4:9’s purchase of the remaining partnership interests of ELG as if the purchase occurred on January 1, 2020.

Note 4 — Estimated Preliminary Purchase Price Consideration

The table below represents the total estimated preliminary purchase price consideration:

Cash consideration (1)	$9,824,509
Stock consideration (2)	16,633,713
Total acquisition consideration	$26,458,222

(1) Cash consideration includes historical debt of E4:9 in the amount of $6,807,185 (as of March 31, 2021) paid off concurrent with the Acquisition that is recognized as a component of the purchase consideration transferred to acquire E4:9.

(2) The Company issued 513,862 shares of the Company’s common stock in connection with the Acquisition. The fair value of such shares is based on the fair value of the Company’s common stock on the Closing Date.

Note 5 — Estimated Preliminary Purchase Price Allocation

The Company has performed a preliminary valuation analysis of the fair value of E4:9’s assets acquired and liabilities assumed. Using the total estimated purchase price consideration for the Acquisition, the Company has estimated the allocations to such assets and liabilities. The preliminary purchase price allocation is based on financial information of E4:9 as of March 31, 2021, which represents the best information available to management at the time of this filing. The following table summarizes the allocation of the preliminary purchase price:

Fair Value
Assets acquired
Cash	$2,518,325
Restricted cash	253,848
Accounts receivable	596,980
Mortgage loans held for sale	10,030,015
Derivative assets	241,035
Property and equipment	358,791
Intangible assets	11,710,000
Goodwill	11,165,773
Lease right of use assets	1,567,003
Other assets	62,560
Total assets acquired	38,504,330

Liabilities assumed
Accounts payable	(296,816)
Accrued liabilities	(337,015)
Derivative liabilities	(241,726)
Warehouse lines of credit	(9,504,850)
Lease liability - current portion	(308,177)
Lease liability, net of current portion	(1,281,924)
Long-term debt	(75,600)
Total liabilities assumed	(12,046,108)
Purchase price allocated	$26,458,222

This preliminary purchase price allocation has been used to prepare the transaction accounting adjustments in the pro forma balance sheet and statement of operations. The final purchase price allocation will be determined when the Company has completed the detailed valuations and necessary calculations as described in more detail in the explanatory notes below. The final allocation is expected to be completed when the Company files its report on Form 10-K for the year ended December 31, 2021 and could differ materially from the preliminary allocation used in the transaction accounting adjustments. The final allocation may include (1) changes in allocations to intangible assets, such as trade names, technology and customer relationships, as well as goodwill; and (2) other changes to assets and liabilities, including changes in fair values of the assets and liabilities between March 31, 2021 and the Closing Date.

Note 6 — Pro Forma Adjustments

The following is a description of the unaudited pro forma adjustments reflected in the unaudited pro forma condensed combined financial statements:

Adjustments to the Unaudited Pro Forma Condensed Combined Balance Sheet as of March 31, 2021

(A) Reflects transfer of total merger consideration of $9,824,509 in cash, as well as shares of the Company’s common stock, zero par value, having an aggregate value of $16,633,713, for an aggregate purchase price of $26,458,222.

(B) Reflects the recording of identified intangible assets acquired by the Company to their estimated fair values and the reversal of historical intangible assets. As part of the preliminary valuation analysis, the Company identified certain intangible assets, including tradenames and trademarks, customer relationships and technology. The fair value of identifiable intangible assets is determined primarily using the “income approach,” which requires a forecast of all of the expected future cash flows. As all information required to perform a detailed valuation analysis of E4:9’s intangible assets could not be obtained as of the date of this filing, for purposes of these unaudited pro forma condensed combined financial statements, the Company used certain assumptions based on publicly available transaction data for the industry.

The following table summarizes the estimated fair values of E4:9’s identifiable intangible assets and their estimated useful lives:

	Estimated Fair Value	Estimated Life
Tradenames and trademarks	$5,190,000	10
Technology	360,000	5
Customer relationships	6,160,000	8

These preliminary estimates of fair value and estimated useful lives might differ from final amounts the Company will calculate after completing a detailed valuation analysis, and the difference could have a material effect on the accompanying unaudited pro forma condensed combined financial statements.

(C) Reflects adjustment to record goodwill resulting from the Acquisition. Goodwill reflected in this adjustment is based on the fair value of assets acquired and liabilities assumed as of March 31, 2021.

(D) Represents preliminary estimated transaction costs inclusive of advisory, banking, printing, legal and accounting fees, that are expensed as part of the Acquisition. The unaudited pro forma condensed combined balance sheet reflects these costs as an increase to “Accrued liabilities”. These costs are expensed through “(Accumulated deficit) retained earnings” and are included in the unaudited pro forma condensed combined statement of operations for the year ended December 31, 2020 as discussed below. These transaction costs are in addition to $160,914 of transaction costs that had already been recognized in the Company's historical financial statements as of March 31, 2021.

(E) Represents historical debt of E4:9 paid off concurrent with the Acquisition that is recognized as a component of the purchase consideration transferred to acquire E4:9.

(F) Reflects elimination of E4:9’s historical equity.

Adjustments to the Unaudited Pro Forma Condensed Combined Statements of Operations for the three months ended March 31, 2021 and the year ended December 31, 2020

The pro forma adjustments included in the unaudited pro forma condensed combined statement of operations for the three months ended March 31, 2021 and the year ended December 31, 2020 are as follows:

(AA) Reflects the estimated pro forma amortization expense based on the preliminary estimates of fair value and useful lives of identifiable intangible assets described in note (B) above and the reversal of historical intangible amortization expense.

(BB) Reflects the accrual of additional estimated transaction costs to be incurred by the Company subsequent to March 31, 2021. These costs are in addition to the $160,914 of transaction costs that had already been recognized in the Company's historical income statement for the three months ended March 31, 2021. Additional transaction costs are reflected as if incurred on January 1, 2020, the date the Acquisition occurred for the purposes of the unaudited pro forma condensed combined statement of operations.

(CC) Reflects the income tax effect of pro forma adjustments using the estimated statutory tax rate of 23.0%. Prior to its conversion to a Delaware corporation on March 22, 2021, E4:9 was a Texas limited liability company. E4:9 has not historically presented an income tax provision and related balance sheet income tax accounts in its financial statements. The pro forma adjustments include an adjustment to reflect income tax expense for E4:9 using an estimated statutory tax rate of 23.0%. The pro forma adjustments do not include the pro forma effect on the combined entity’s deferred tax assets that may result from changes in the valuation allowances recorded on deferred tax assets in the historical financial statements of the Company.

(DD) Represents the issuance of additional shares in connection with the Acquisition, assuming the shares were outstanding since January 1, 2020. As the Acquisition and related equity transactions are being reflected as if they had occurred at the beginning of the periods presented, the calculation of weighted average shares outstanding for basic and diluted net income (loss) per share assumes that the shares issuable relating to the Acquisition have been outstanding for the entirety of all periods presented. The following table summarizes pro forma adjustments to basic and diluted common shares outstanding:

	Three Months Ended March 31, 2021 (1)	Year Ended December 31, 2020 (1)
Basic weighted average common shares outstanding - Fathom historical	13,450,111	11,404,262
Stock issued to Sellers as part of merger consideration	513,862	513,862
Pro forma basic weighted average common shares outstanding	13,963,973	11,918,124

Basic weighted average common shares outstanding - Fathom historical	13,450,111
Stock issued to Sellers as part of merger consideration	513,862
Fathom stock options	60,970
Fathom unvested restricted stock awards	508,784
Fathom common stock warrants	240,100
Pro forma diluted common shares outstanding	14,773,827

(1) As Fathom had a net loss on a pro forma combined basis, outstanding Fathom stock options, unvested restricted stock and common stock warrants had no impact to diluted net loss per share as they are considered anti-dilutive. Accordingly, only pro forma basic weighted average common shares outstanding has been presented for the three months ended March 31, 2021 and the year ended December 31, 2020.